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                                                                   EXHIBIT 99(2)

                   JOINT FILING AGREEMENT UNDER RULE 13d-1(k)

                             JOINT FILING AGREEMENT

         The undersigned, acting pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G and any and all subsequent amendments thereto with respect to the common stock, par value $.01 per share, of Transgenomic, Inc., a Delaware corporation, and that this Joint Filing Agreement (this "Agreement") be included as an exhibit to such Schedule 13G. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be executed on its behalf, as of this 1st day of February, 2001.


                                    /s/ Collin J. D'Silva
                                    --------------------------------------------
                                    Collin J. D'Silva


                                    /s/ Arthur P. D'Silva
                                    --------------------------------------------
                                    Arthur P. D'Silva